Exhibit 99.3

MICT Year-End 2018 Earnings Call

Monday April 1, 2019

9:00 a.m. ET

Operator:

Thank you. Good morning and thank you for calling in to review MICT’s 2018 year-end results. Management will provide an overview of the results.

Importantly, there is a slide presentation which management will use during their overview. This presentation can be found on the Investor Relations section of the company’s website, www.mict-inc.com, under Events and Presentations. You may also access a pdf copy of the presentation by clicking the link in the company’s press release regarding these financial results issued this morning and then clicking a second link labeled “Year-End 2018 Results.” Callers accessing the pdf copy of the presentation will need to manually scroll through the slides as management goes through the presentation.

I will now take a brief moment to read the Safe Harbor statement. During the course of this call, management will make express and implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward-looking statements include, but are not limited to those statements regarding future product offerings by Micronet Ltd., or Micronet, the potential for more partnership agreements by Micronet with respect to its LTE products, the proposed timing for the closing of the transaction with BNN Technology PLC, or BNN, Paragonex Ltd. and other third parties, and the belief that such transaction will create substantial value for MICT shareholders while also benefiting the merger partners, and that we see demand continuing to grow for Micronet’s products as the Electronic Logging Device, or ELD, mandate nears.

Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties including those discussed in the risk factor section and elsewhere in the company’s annual report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and in the company’s annual report on Form 10-K for the year ended December 31, 2018 to be filed with the Securities and Exchange Commission.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

On February 5, 2019, Global Fintech Holdings Ltd. (“GFH”) filed a registration statement on Form F-4 containing a proxy statement for MICT’s stockholders, a prospectus, and other important information in connection with the proposed business combination. MICT URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MICT, GFH, BNN Technology PLC, ParagonEX, Ltd., and other parties, the PROPOSED BUSINESS COMBINATION, AND OTHER RELATED MATTERS. investors and stockholders may obtain free copies of these materials with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement by directing a request to: MICT, Inc., 28 West Grand Avenue, Suite 3, Montvale NJ 07645. Investors and stockholders are urged to read the proxy statement, prospectus and other relevant materials before making any voting or investment decision with respect to the proposed business combination.

Participants in Solicitation

MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination are set forth in the proxy statement/prospectus. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018. After such filing, you can obtain free copies of these documents from MICT using the contact information above.

Important Information about the Tender Offer

THE TENDER OFFER REFERRED TO ON THIS CALL WAS COMMENCED BY BNN TECHNOLOGY PLC ON FEBRUARY 5, 2019. THIS CALL IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR PURCHASE, OR THE SOLICITATION OF TENDERS WITH RESPECT TO THE SHARES OF MICT. NO OFFER, SOLICITATION, PURCHASE OR SALE WILL BE MADE IN ANY JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL. THE OFFERING DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFERING DOCUMENTS AND TO CONSULT THEIR INVESTMENT AND TAX ADVISORS BEFORE MAKING ANY DECISION REGARDING THE TENDER OF THEIR SHARES. THE TENDER OFFER STATEMENT, INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL, AND OTHER RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT OF MICT ON SCHEDULE 14D-9, ARE ALSO BE AVAILABLE TO MICT’S STOCKHOLDERS AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Please note that the date of this conference call is April 1, 2019 and any forward-looking statements that management makes today are based on assumptions that are reasonable as of this date. Except as otherwise required by law, the company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

On the call this morning, we have David Lucatz, Chairman, President and Chief Executive Officer of MICT and Moran Amran, controller of MICT. And again, as a reminder, management will be referring to a slide presentation that can be accessed via the Investor Relations section of the company’s site or the link in the press release.

We will start with an opening message from David, who will give an overview of business developments for the twelve months ended December 31, 2018. Then, we will move to review the numbers with Moran. I will now turn the call over to David, who will begin the presentation on slide 5. Please go ahead, David.

David Lucatz:

Slide 5	Thank you, good morning everyone.

We had some significant developments in 2018, which have the potential to change the direction of our company. In December of 2018, an acquisition agreement was entered into among MICT, BNN and Paragonex Ltd., which contemplates that the proposed business combination shall close on or before May 15, 2019. In connection with the acquisition agreement, BNN, launched a tender offer to acquire up to 1,953,423 shares of MICT’s common stock at a price of $1.65 per share on February 5, 2019, and has extended the tender offer to April 8, 2019.

Earlier in 2018, MICT successfully completed a different transaction, the sale of our formerly wholly-owned subsidiary Enertec Systems 2001 Ltd., or Enertec, to Coolisys Technologies, Inc., or Coolisys, for a total effective transaction price of $8.7 million. This transaction added $4.7 million in cash and removed $4.0 million in Enertec debt from our balance sheet.

Slide 6	Moving to slide 6, we will review the 2018 financial results. Revenues for the 12 months ended December 31, 2018 decreased by 23% to $14.2 million compared to revenues of $18.3 million in 2017. Gross margins increased to 25% in 2018 from 23% in 2017. Net loss attributed to MICT narrowed by 68% in 2018 to $2.6 million, as compared to $8.2 million in 2017.

Backlog was $1.6 million as of December 31, 2018, driven by contracts for Micronet’s new Mobile Resource Management, or MRM, products including the TREQ®-317 and TREQr5. We expect demand will continue to grow as the ELD mandate requirement deadline of December 2019 nears and additional new MRM products are introduced by Micronet.

Slide 8	On slide 8, we present the market for Micronet’s MRM products and business developments. Micronet’s next generation LTE certification is nearly complete and orders have already been received.

The marketplace is materializing nicely, with Micronet having formally launched its commercial website. A few partnership agreements have already been signed and more are in the pipeline.

Micronet is pursuing business development opportunities by exhibiting at industry trade shows including MATS and NAFA. Micronet is cooperating on the the SmartCAM product with a strategic partner and finding it is being very well accepted by the market. Micronet is implementing intensive customer acquisition efforts. The first sale of SmarTab LTE devices was made through the Value-Added-Reseller, or VARs, channel.

I will now turn the call to Moran for a financial review.

Moran Amran:

Slide 8	Thank you David and good morning everyone. The next slide illustrates the revenues for 2018 as compared to 2017. Revenues were $14.2 million in 2018, a decrease of 23% from $18.4 million in 2017.

Slide 9	Slide 9 provides a detailed breakdown of the numbers. Gross profit margins were 25% in 2018, as compared to 23% in the prior year. Research & development expenses were relatively flat on a dollar basis but up slightly on a percentage of sales basis, as compared to the prior year. In 2018, selling, general and administrative expenses increased by $1.9 million to $7.9 million as compared to 2017, an increase of 32%.

Net loss attributed to MICT narrowed by 68% in 2018 to $2.6 million, as compared to $8.2 million in 2017. On a per share basis, MICT reported a loss of $0.81 per basic and diluted share from continued operation in 2018, as compared to a loss of $0.45 per basic and diluted share from continued operation in 2017.

Slide 10	Turning to slide 10, on our balance sheet we have $2.2 million in cash and cash equivalents, $684,000 in working capital, and $1 million in shareholders’ equity as of December 31, 2018. I will now turn the call back to David.

David Lucatz:

Summary	MICT continues to maintain a 39.53% stake in Micronet. In addition, our merger and acquisition agreement between MICT, BNN and other third parties, is currently proceeding according to schedule. Investors interested in more information about BNN’s tender offer may refer to their press release dated March 13, 2019 for more details. We believe this transaction, if completed, will create substantial value for MICT shareholders, while also benefitting our merger partners.

I would like to thank our dedicated employees.

Thanks and I look forward to speaking with you next quarter.

4